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                                                                     EXHIBIT 4.2


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                          NEWFIELD EXPLORATION COMPANY,

                                    AS ISSUER

                                       AND

                      WACHOVIA BANK, NATIONAL ASSOCIATION,

                                   AS TRUSTEE

                          FIRST SUPPLEMENTAL INDENTURE

                           DATED AS OF AUGUST 13, 2002

             TO SUBORDINATED INDENTURE DATED AS OF DECEMBER 10, 2001





                            PROVIDING FOR ISSUANCE OF

                     8 3/8% SENIOR SUBORDINATED NOTES DUE 2012









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                                TABLE OF CONTENTS

                                                                                    Page

SECTION 1.   Creation of 8 3/8% Notes.................................................2
SECTION 2.   Definitions..............................................................3
SECTION 3.   Amendments to Article Five of the Original Indenture....................31
SECTION 4.   Amendments to Articles Eight and Nine of the Original Indenture.........33
SECTION 5.   Amendments to Article Ten of the Original Indenture.....................37
SECTION 6.   Amendments to Article Eleven of the Original Indenture..................53
SECTION 7.   Amendments to Article Thirteen the Original Indenture...................55
SECTION 8.   Amendments to Article Fourteen of the Original Indenture................56
SECTION 9.   Subsidiary Guaranties...................................................61
SECTION 10.  Governing Law...........................................................70
SECTION 11.  Counterparts............................................................70
SECTION 12.  Supplemental Indenture Controls.........................................70

EXHIBIT A.   Form of 8 3/8% Note....................................................A-1
EXHIBIT B.   Form of Supplemental Indenture.........................................B-1

         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of August 13, 2002 (this "First Supplemental Indenture"), supplements and amends the Subordinated Indenture dated as of December 10, 2001 (the "Original Indenture") between NEWFIELD EXPLORATION COMPANY, a Delaware corporation, as issuer (the "Company"), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (f/k/a First Union National Bank), as trustee (the "Trustee").

                           RECITATIONS OF THE COMPANY

         WHEREAS, the Company and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance of its subordinated debt securities to be issued in one or more series;

         WHEREAS, Section 9.01 of the Original Indenture provides, among other things, that the Company and the Trustee may without the consent of Holders enter into Indentures supplemental to the Original Indenture to, among other things, (a) add to, change or eliminate any of the provisions of the Original Indenture in respect of one or more series of Securities; provided, however, that any such addition, change or elimination shall (i) neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such previously issued Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding and (b) establish the form or terms of Securities of any series as permitted by Sections 201 and 301;

         WHEREAS, the Company desires to provide for the issuance of a new series of Securities to be designated as the "8 3/8% Senior Subordinated Notes due 2012" (the "8 3/8% Notes"), and to set forth the terms that will be applicable thereto;

         WHEREAS, all action on the part of the Company necessary to authorize the issuance of the 8 3/8% Notes under the Original Indenture and this First Supplemental Indenture (the Original Indenture, as amended and supplemented by this First Supplemental Indenture, being hereinafter called the "Indenture") has been duly taken; and

         WHEREAS, all acts and things necessary to make the 8 3/8% Notes, when executed by the Company and authenticated and delivered by the Trustee as provided in the Original Indenture, the legal, valid and binding obligations of the Company, and to constitute these presents a valid and binding supplemental indenture according to its terms binding on the Company, have been done and performed, and the execution of this First Supplemental Indenture and the creation and issuance under the Indenture of the 8 3/8% Notes have in all respects been duly authorized, and the Company in the exercise of the legal right and power vested in it, executes this First Supplemental Indenture and proposes to create, execute, issue and deliver the 8 3/8% Notes.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         That, in order to establish the designation, form, terms and provisions of, and to authorize the authentication and delivery of the 8 3/8% Notes, and in consideration of the acceptance of the 8 3/8% Notes by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        SECTION 1.   Creation of 8 3/8% Notes.

         Pursuant to Sections 201 and 301 of the Original Indenture, there is hereby created a new series of Securities designated as the "8 3/8% Senior Subordinated Notes due 2012" (which are hereinafter referred to as the "8 3/8% Notes" for purposes of this First Supplemental Indenture). The Trustee shall authenticate 8 3/8% Notes for original issue on the Issue Date in the aggregate principal amount of $250,000,000 (the "Original 8 3/8% Notes"). The Original
8 3/8% Notes shall be in the form specified in Exhibit A to this First Supplemental Indenture, shall have the terms set forth therein and shall be entitled to the benefits of the other provisions of the Original Indenture as modified by this First Supplemental Indenture and specified herein.

         With respect to any 8 3/8% Notes issued after the Issue Date (except for 8 3/8% Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 8 3/8% Notes pursuant to Section 304, 305, 306, 906 or 1107) (the "Additional 8 3/8% Notes"), there shall be established in or pursuant to a resolution of the Board of Directors of the
Company:

                (a) that such Additional 8 3/8% Notes shall be issued as part of the same or a different series as the Original 8 3/8% Notes;

                (b) the aggregate principal amount of such Additional 8 3/8% Notes which may be authenticated and delivered under the Indenture, which may be in an unlimited aggregate principal amount or which may be in a limited principal amount (except for Additional 8 3/8% Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other
8 3/8% Notes pursuant to Section 304, 305, 306, 906 or 1107 and except for Additional 8 3/8% Notes which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

                (c) the issue price and issuance date of such Additional 8 3/8% Notes, including the date from which interest on such Additional 8 3/8% Notes shall accrue;

                (d) if applicable, that such Additional 8 3/8% Notes shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends that shall be borne by any such Global Security in addition to or in lieu of that set forth in Exhibit A and any circumstances in addition to or in lieu of those set forth in the Indenture in which any such Global Security may be exchanged in whole or in part for 8 3/8% Notes registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof; and

                (e) if applicable, that such Additional 8 3/8% Notes shall not be registered under the Securities Act, but shall be issued pursuant to an exemption from registration under the Securities Act, shall bear additional appropriate legends and shall have the benefit of registration rights.

Except as set forth above, such Additional 8 3/8% Notes shall have the terms set forth in Exhibit A to this First Supplemental Indenture, such Additional 8 3/8% Notes shall be entitled to the benefits of the other provisions of the Original Indenture as modified by this First Supplemental

Indenture, and the Original 8 3/8% Notes and such Additional 8 3/8% Notes shall be treated as a single class under the Indenture for purposes of waivers, amendments, redemptions and offers to purchase.

SECTION 2.   Definitions.

                (a) Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Original Indenture.

                (b) Section 101 of the Original Indenture is amended and supplemented by inserting or restating, as the case may be, in their appropriate alphabetical position, the following definitions:

         "Additional Assets" means:

                (1) any property, plant or equipment used in a Related Business;

                (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

                (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

         "Additional 8 3/8% Notes" has the meaning attributed thereto in Section 1 of the First Supplemental Indenture.

         "Adjusted Consolidated Net Tangible Assets" or "ACNTA" means (without duplication), as of the date of determination:

         (a) the sum of:

                (1) discounted future net revenue from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by the Company's reserve engineers in a reserve report prepared as of the end of the fiscal year ending at least 45 days prior to the date of determination, as increased by, as of the date of determination, the discounted future net revenue calculated in accordance with SEC guidelines (utilizing the prices utilized in such year end reserve report) of:

                       (A) estimated proved crude oil and natural gas reserves
                of the Company and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such reserve report, and

                       (B) estimated crude oil and natural gas reserves of the
                Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such reserve report which would, in accordance with standard industry practice, result in such determinations, and decreased by, as of the date of determination, the discounted future net revenue calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report) attributable to:

                       (C) estimated proved crude oil and natural gas reserves
                of the Company and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such reserve report, and

                       (D) reductions in the estimated crude oil and natural gas
                reserves of the Company and its Restricted Subsidiaries reflected in such reserve report since the date of such reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such reserve report which would, in accordance with standard industry practice, result in such determinations;

                (2) the capitalized costs that are attributable to crude oil and natural gas properties of the Company and its Restricted Subsidiaries to which no proved crude oil and natural gas reserves are attributed, based on the Company's books and records as of a date no earlier than the most recent fiscal quarter for which financial statements of the Company have been made publicly available prior to the date of determination;

                (3) the Net Working Capital as of the end of the most recent fiscal quarter for which financial statements of the Company have been made publicly available prior to the date of determination; and

                (4) the greater of (i) the net book value as of a date no earlier than the most recent fiscal quarter for which financial statements of the Company have been made publicly available prior to the date of determination and (ii) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries as of a date no earlier than the most recent fiscal year for which financial statements of the Company have been made publicly available prior to the date of determination (provided that the Company shall not be required to obtain such an appraisal of such assets if no such appraisal has been performed); minus

         (b) to the extent not otherwise taken into account in the immediately preceding clause (a), the sum of:

                (1) minority interests;

                  (2) any natural gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements;

                  (3) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company's year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

                  (4) the discounted future net revenue calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company's year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

                  (4) the discounted future net revenue calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (a)(1) (utilizing the same prices utilized in the Company's year-end reserve report), would be necessary to satisfy fully the obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, "ACNTA" will continue to be calculated as if the Company were still using the full cost method of accounting. References in this definition to "crude oil and natural gas" are intended to include condensate, natural gas liquids and other liquid hydrocarbons.

         "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 1011, 1014 and 1015 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence of this definition.

         "Applicable Premium" means, with respect to an 8 3/8% Note at any time, the greater of (1) 1.0% of the principal amount of such Security at such time and (2) the excess of (A) the present value at such time of the principal amount of such Security plus any required interest payments due on such Security from the Redemption Date to August 15, 2007, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Security.

         "Asset Disposition" means any sale, lease, issuance, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

                  (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

                  (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

                  (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary.

         Notwithstanding the foregoing, the following shall be deemed not to be Asset Dispositions:

                         (A) a disposition by the Company or a Restricted
                  Subsidiary to the Company or a Restricted Subsidiary;

                         (B) for purposes of Section 1014 only, (x) a
                  disposition that constitutes a Restricted Payment permitted by
                  Section 1011 or a Permitted Investment and (y) a disposition of all or substantially all the assets of the Company in accordance with Section 801;

                         (C) the trade or exchange by the Company or any
                  Restricted Subsidiary of any property used in the Oil and Gas Business of the Company or a Restricted Subsidiary for any similar property of another Person, including any cash or cash equivalents necessary in order to achieve an exchange of equivalent value; provided, however, that the value of the property received by the Company or any Restricted Subsidiary in such trade or exchange (including any cash or cash equivalents) is at least equal to the fair market value (as determined in good faith by the Board of Directors, an Officer or an officer of such Restricted Subsidiary with responsibility for such transaction, which determination shall be conclusive evidence of compliance with this provision) of the property (including any cash or cash equivalents) so traded or exchanged;

                         (D) the creation of a Lien;

                         (E) a disposition of oil and natural gas properties in
                  connection with tax credit transactions complying with Section 29 or any successor or analogous provisions of the Code;

                         (F) a disposition of the Capital Stock of or any
                  Investment in any Unrestricted Subsidiary;

                         (G) surrender or waiver of contract rights or the
                  settlement, release or surrender of contract, tort or other claims of any kind;

                         (H) any disposition of defaulted receivables that arose
                  in the ordinary course of business for collection;

                         (I) the contribution of overriding royalty interests in
                  oil and natural gas properties to the Treasure Island Royalty Trust and the disposition of the Capital Stock of the Treasure Island Royalty Trust, in each case in connection with the Company's acquisition of EEX by merger; and

                         (J) a disposition of assets with a fair market value of
                  less than $5.0 million.

         "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the 8 3/8% Notes, compounded semiannually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation".

         "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

                  (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

                  (2) the sum of all such payments.

         "Bank Indebtedness" means all Obligations pursuant to any Credit Facilities.

         "Board of Directors" means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board.

         "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" of any Person means any and all shares, units of beneficial interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "Change of Control" means the occurrence of any of the following events:

                  (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

                  (2) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of the majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

                  (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

                  (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person, other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the 8 3/8% Notes and a Subsidiary of the transferor of such assets.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor. For the purposes of any part of any provision contained herein which is required by the TIA, and only for the purposes of such part, to the extent required by the context or by the TIA, "Company" shall also include each other obligor on the indenture securities.

         "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters

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
for which financial information of the Company has been made publicly available prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

                  (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness and the use of proceeds thereof as if such Indebtedness had been Incurred on the first day of such period and such proceeds had been applied as of such date;

                  (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, then EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned (if any) during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

                  (3) if, since the beginning of such period, the Company or any Restricted Subsidiary shall have made any Asset Disposition, then EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which were the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

                  (4) if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of material assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made under the Indenture, which constitutes all or substantially all of an operating unit of a business, then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and

                  (5) if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.

         For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof).

         The Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility, the outstanding principal balance of which is required to be computed on a pro forma basis in accordance with the foregoing, shall be computed based upon the average daily balance of such Indebtedness during the applicable period; provided, however, that such average daily balance shall take into account the amount of any repayment of Indebtedness under such revolving credit facility during the applicable period to the extent such repayment permanently reduced the commitments or amounts available to be borrowed under such facility.

         "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

                  (1) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

                  (2) amortization of debt discount and debt issuance cost;

                  (3) capitalized interest;

                  (4) non-cash interest expense;

                  (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

                  (6) net payments pursuant to Interest Rate Agreements;

                  (7) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company);

                  (8) interest incurred in connection with Investments in discontinued operations;

                  (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

                  (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust;

minus, to the extent included above, write-off of deferred financing costs and interest attributable to Dollar-Denominated Production Payments.

         "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

                  (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that: (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income in an amount equal to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend, interest payment or other distribution (subject, in the case of a dividend, interest payment or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and (B) the Company's equity in a net loss of any such Person for such period shall not be included in determining such Consolidated Net Income, except to the extent of the aggregate cash actually contributed to such Person by the Company or a Restricted Subsidiary during such period;

                  (2) solely for purposes of determining the aggregate amount available for Restricted Payments under Section 1011(a)(3), any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

                         (A) subject to the exclusion contained in clause (4)
                  below, the Company's equity in net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income in an amount equal to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend, interest payment or other distribution (subject, in the case of a dividend, interest payment or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

                         (B) the Company's equity in a net loss of any such
                  Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (4) any gain or loss, together with any related provision for taxes on such gain or loss and all related fees and expenses, realized in connection with (A) the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and
         (B) the disposition of any securities of any Person or the extinguishment of any Indebtedness of the Company or any of its Subsidiaries;

                  (5) extraordinary or nonrecurring gains or losses, together with any related provision for taxes on such gains or losses and all related fees and expenses;

                  (6) the cumulative effect of a change in accounting principles;

                  (7) any impairment losses on oil and natural gas properties;

                  (8) any unrealized noncash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of SFAS 133); and

                  (9) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards.

         Notwithstanding the foregoing, for the purposes of Section 1011 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such section pursuant to clause (a)(3)(E) thereof.

         "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as the sum of:

                  (1) the par or stated value of all outstanding Capital Stock of the Company; plus

                  (2) paid-in capital or capital surplus relating to such Capital Stock; plus

                  (3) any retained earnings or earned surplus,

less (A) any accumulated deficit and (B) any amounts attri0butable to Disqualified Stock.

         "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including the Revolving Credit Facility) or commercial paper facilities with banks or other lenders providing revolving credit loans, term loans, Production Payments, receivables financing (including through the sale of receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Designated Senior Indebtedness" with respect to a Person means:

                  (1) the Bank Indebtedness; and

                  (2) any other Senior Indebtedness of such Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by such Person in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

                  (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

                  (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

                  (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the 8 3/8% Notes; provided, however, that: (A) any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" shall not constitute Disqualified Stock if:

                  (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable, as measured by the purchase or redemption price or the breadth of the definition of the event or events triggering such purchase or redemption obligation, to the holders of such Capital Stock than the terms applicable to the 8 3/8% Notes pursuant to Sections 1014 and 1016; and

                  (2) any such requirement only becomes operative after compliance with such terms applicable to the 8 3/8% Notes, including the purchase of any 8 3/8% Notes tendered pursuant thereto,

and (B) any Capital Stock that would constitute Disqualified Stock solely because such Capital Stock is issued pursuant to any plan for the benefit of employees of the Company or Subsidiaries of the Company or by any such plan to such employees and may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations shall not constitute Disqualified Stock.

         The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

         "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net
Income:

                  (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

                  (2) Consolidated Interest Expense;

                  (3) depreciation, depletion, exploration and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period); and

                  (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

in each case for such period, and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto and deducted in calculating such Consolidated Net Income, the sum of:

                         (A) the amount of deferred revenues that are amortized
                  during such period and are attributable to reserves that are subject to Volumetric Production Payments; and

                         (B) amounts recorded in accordance with GAAP as
                  repayments of principal and interest pursuant to Dollar-Denominated Production Payments.

         Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation, depletion, exploration and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended or distributed, directly or indirectly, to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter (or similar organizational document) and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

         "EEX" means EEX Corporation, a Texas corporation.

         "8 3/8% Notes" means the Original 8 3/8% Notes and the Additional 8 3/8% Notes.

         "Escrow Agent" means Wachovia Bank, National Association, in its capacity as escrow agent under the Escrow Agreement.

         "Escrow Agreement" means the Escrow Agreement dated as of the Issue Date among UBS Warburg LLC, as representative of the several underwriters of the Original 8 3/8% Notes, the Trustee and the Escrow Agent.

         "Existing Investments" means assets (including securities) held by the Company or any of the Restricted Subsidiaries as consideration for an Investment made on or before the Issue Date or acquired thereafter pursuant to any agreement or obligation as in effect on the Issue Date.

         "Existing Trust Preferred Securities" means the Company-obligated
6 1/2% Cumulative Quarterly Income Convertible Preferred Securities, Series A issued by Newfield Financial Trust I, a statutory business trust, on August 13, 1999, in an aggregate liquidation amount of $148.2 million.

         "Finance Person" means a Subsidiary of the Company that is organized as a business trust or similar entity for the primary purposes of (1) holding Subordinated Indebtedness of the Company or a Restricted Subsidiary with respect to which payments of interest can, at the election of the issuer thereof, be deferred for one or more payment periods, and (2) issuing

Qualifying Trust Preferred Securities, the proceeds of which are lent to the Company or such Restricted Subsidiary.

         "First Supplemental Indenture" means the First Supplemental Indenture, dated as of the Issue Date, between the Company and the Trustee relating to the 8 3/8% Notes.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in:

                  (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

                  (2) statements and pronouncements of the Financial Accounting Standards Board;

                  (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

                  (4) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to
         Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

                  (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any Indebtedness.

         "Guarantied Obligations" has the meaning assigned to such term in
Section 1501.

         "Guaranty Agreement" means a supplemental indenture, substantially in the form of Exhibit B to the First Supplemental Indenture, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the 8 3/8% Notes on the terms provided for in this Indenture.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Oil and Natural Gas Hedging Contract, Interest Rate Agreement or Currency Agreement.

         "Holder" or "Noteholder" means the Person in whose name an 8 3/8% Note is registered in the Security Register for the 8 3/8% Notes.

         "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 1010, (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security, (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms, (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness and (4) unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of SFAS 133) shall be deemed not to be Incurrences of Indebtedness.

         "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

                  (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

                  (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and accrued expenses);

                  (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

                  (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Restricted Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends) (and the term "Incur Indebtedness" and similar terms include issuances of such Disqualified Stock and Preferred Stock);

                  (6) all obligations of the types referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, including by means of any Guarantee;

                  (7) all obligations of the types referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the liquidation value of such property or asset and the amount of the obligation so secured;

                  (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

                  (9) any Guarantee by such Person of production or payment with respect to a Production Payment,

if and to the extent, in the case of obligations of the types referred to in clauses (1), (2) and (3) above, such obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

         Except as expressly provided in clause (9) above, Production Payments and Reserve Sales shall not constitute "Indebtedness." For purposes of Section 1010, Indebtedness shall not include Qualifying Trust Preferred Securities and debt securities related to Qualifying Trust Preferred Securities and held by a Finance Person.

         Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

         The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

         "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

         "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

         "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including by way of Guarantee but excluding any such extension of credit made in the ordinary course of business to any customer or supplier) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by, such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

         For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 1011:

                  (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; and

                  (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

         "Issue Date" means August 13, 2002.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

         "Moody's" means Moody's Investors Service, Inc., and any successor to its credit rating business.

         "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such assets or received in any other noncash form), in each case net of:

                  (1) all accounting, engineering, investment banking, brokerage, legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all

         Federal, state, provincial, foreign and local and other taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, and any relocation expenses incurred or assumed in connection with such Asset Disposition;

                  (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

                  (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

                  (4) the deduction of appropriate amounts provided by the seller as a reserve for adjustment in respect of the sale price of the assets that were the subject of such Asset Disposition or as a reserve, in accordance with GAAP, against any liabilities associated with such assets and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

         "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Net Present Value" means, with respect to any proved oil and natural gas reserves, the discounted future net cash flows associated with such reserves, determined in accordance with the rules and regulations (including interpretations thereof) of the Commission in effect on August 8, 2002.

         "Net Working Capital" means:

                  (1) all current assets of the Company and its Restricted Subsidiaries, except current assets from commodity price risk management activities arising in the ordinary course of business; minus

                  (2) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness and current liabilities from commodity price risk management activities arising in the ordinary course of business, determined in accordance with GAAP.

         "Non-Recourse Purchase Money Indebtedness" means (1) Indebtedness (other than Capital Lease Obligations) of the Company or any Restricted Subsidiary incurred in connection with the acquisition by the Company or such Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations) and (2) any renewals and refinancings of such Indebtedness; provided, however, that the holders of such Indebtedness described in clauses (1) and (2) agree that they will look solely to the fixed assets so acquired which secure such Indebtedness (subject to customary exceptions such as indemnifications for environmental and title matters and fraud) for payment on or in respect of such Indebtedness and no default with respect to such Indebtedness would permit (after notice or passage of time or both), according to the terms of any other Indebtedness of the Company or a Restricted Subsidiary, any holder of such other Indebtedness to declare a default under such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its Stated Maturity.

         "Obligations" means, with respect to any Indebtedness, all obligations for principal premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable under the documentation governing such Indebtedness.

         "Officer" means the President, any Vice President, the Treasurer or the Secretary of the Company or its principal executive, financial or accounting officer.

         "Officers' Certificate" means a certificate signed by two Officers. One of the Officers signing an Officers' Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company.

         "Oil and Gas Business" means:

                  (1) the acquisition, exploration, exploitation, development, operation and disposition of interests in oil, natural gas, other hydrocarbon and mineral properties;

                  (2) the gathering, marketing, distribution, treating, processing, storage, refining, selling and transporting of any production from such interests or properties and the marketing of oil, natural gas, other hydrocarbons and minerals obtained from unrelated Persons;

                  (3) any business relating to or arising from exploration for or exploitation, development, production, treatment, processing, storage, refining, transportation, gathering or marketing of oil, natural gas, other hydrocarbons and minerals and products produced in association therewith; and

                  (4) any activity necessary, appropriate or incidental to the activities described in the preceding clauses (1) through (3) of this definition.

         "Oil and Natural Gas Hedging Contract" means any oil and natural gas hedging agreement and any other agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in oil and natural gas prices.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Original 8 3/8% Notes" has the meaning attributed thereto in Section 1 of the First Supplemental Indenture.

         "Permitted Business Investments" means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil, natural gas, other hydrocarbons and minerals through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

                  (1) ownership interests in oil, natural gas, other hydrocarbons and mineral properties or gathering, transportation, processing, storage or related systems; and

                  (2) entry into, and Investments and expenditures in the form of or pursuant to, operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-in agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil, natural gas, other hydrocarbons and minerals, production sharing agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), limited liability company agreements, subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements with third parties (including Unrestricted Subsidiaries).

         "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

                  (1) the Company, a Restricted Subsidiary or a Person that will as a result of such Investment become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

                  (2) cash and Temporary Cash Investments;

                  (3) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (4) payroll, travel and similar extensions of credit to cover matters that are expected at the time of such extensions of credit ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (5) extensions of credit to officers, directors and employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

                  (6) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

                  (7) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 1014 or consideration received for a disposition not constituting an Asset Disposition;

                  (8) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

                  (9) any acquisitions of Capital Stock solely in exchange for Capital Stock (other than Disqualified Stock) of the Company; provided, however, that the fair market value of such Capital Stock, when taken together with all other Capital Stock acquired pursuant to this clause
         (9) and at the time owned by the Company or its Restricted Subsidiaries, does not exceed $10.0 million;

                  (10) Hedging Obligations;

                  (11) obligations of one or more officers, directors or employees of the Company or any of its Restricted Subsidiaries in connection with such individual's acquisition of shares of Capital Stock of the Company (and refinancings of the principal thereof and accrued interest thereon) so long as no net cash or other assets of the Company and its Restricted Subsidiaries are paid by the Company or any of its Restricted Subsidiaries to such individuals in connection with the acquisition of any such obligations;

                  (12) Existing Investments and any Investments made with the proceeds of any dispositions thereof;

                  (13) Permitted Business Investments;

                  (14) Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses or concessions related to the Oil and Gas Business;

                  (15) Investments in prepaid expenses, negotiable instruments held for collection or deposit and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business; and

                  (16) any Person, not otherwise permitted to be made pursuant to clause (1) through (15), in an aggregate amount, which when taken together with all other Investments made on or after the Issue Date pursuant to this clause, does not exceed $50 million at any one time outstanding, measured as of the date such Investments are made without giving effect to any subsequent changes in value (which Investments shall be deemed no longer outstanding only upon the return of capital thereof).

         "Permitted Liens" means the following types of Liens:

                  (1) Liens securing Senior Indebtedness;

                  (2) Liens in favor of the Company or a Restricted Subsidiary;

                  (3) Liens securing the 8 3/8% Notes;

                  (4) Liens existing as of the Issue Date; and

                  (5) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under Section 1011.

         In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including, without limitation, dividends, distributions and increases in respect thereof).

         "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

         "Principal" of an 8 3/8% Note means the principal of the 8 3/8% Note plus the premium, if any, payable on the 8 3/8% Note which is due or overdue or is to become due at the relevant time.

         "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

         "Production Payments and Reserve Sales" means the grant or transfer to any Person of a Dollar-Denominated Production Payment, Volumetric Production Payment, royalty, overriding royalty, net profits interest, master limited partnership interest or other interest in oil and natural gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties.

         "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

         "Public Market" exists at any time with respect to the common stock of the Company if it is then (1) registered with the Commission pursuant to Section 12(b) or 12(g) of the Exchange Act and (2) traded either on a national securities exchange or on the Nasdaq Stock Market.

         "Qualified Redemption Transaction" means redemption of any Capital Stock or Subordinated Obligation (including any Subordinated Obligation accounted for as a minority interest of the Company that is held by a Finance Person) that by its terms is convertible into common stock of the Company if on the date of notice of call for such redemption (1) a Public Market exists in the shares of common stock of the Company and (2) the average closing price on the Public Market for shares of common stock of the Company for the 20 trading days immediately preceding the date of notice exceeds the product of (x) the redemption price expressed as a percentage of the stated value or amount of the item being redeemed and (y) 120% of the conversion price per share of common stock of the Company issuable upon conversion of the Capital Stock or Subordinated Obligation called for redemption.

         "Qualifying Trust Preferred Securities" means preferred trust securities or similar securities issued by a Finance Person after the Issue Date.

         "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

                  (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

                  (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

                  (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus accrued interest thereon and fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor which Refinances Indebtedness of the Company and (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

         "Related Business" means the Oil and Gas Business and any other business in which the Company or a Subsidiary was engaged on the Issue Date and any business related, ancillary or complementary thereto.

         "Representative" means, with respect to a Person, any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

         "Restricted Payment" with respect to any Person means:

                  (1) the declaration or payment (without duplication) of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary, and (C) dividends or other distributions made by a Subsidiary to the holders of any class of its Capital Stock on a pro rata basis);

                  (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than the Company or a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

                  (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value); or

                  (4) the making of any Investment (other than a Permitted Investment) in any Person.

         "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

         "Revolving Credit Facility" means the Credit Agreement dated as of January 23, 2001 among the Company, the lenders referred to therein, JPMorgan Chase Bank, as Agent, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents, whether made by the Company or any Restricted Subsidiary), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its credit rating business.

         "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and thereafter the Company or a Restricted Subsidiary leases it from such Person.

         "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

         "Securities Act" means the U.S. Securities Act of 1933, as amended.

         "Senior Indebtedness" means with respect to any Person:

                  (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

                  (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate or pari passu in right of payment to the 8 3/8% Notes or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

                         (A) any Obligation of such Person to any Subsidiary;

                         (B) any Indebtedness or other Obligation (and any
                  accrued and unpaid interest in respect thereof) of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person;

                         (C) any Disqualified Stock; and

                         (D) that portion of any Indebtedness which at the time
                  of Incurrence is Incurred in violation of this Indenture.

         "Senior Subordinated Indebtedness" means, with respect to a Person, the 8 3/8% Notes (in the case of the Company), a Subsidiary Guaranty (in the case of a Subsidiary Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the 8 3/8% Notes or such Subsidiary Guaranty, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

         "SFAS 133" means Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities."

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

         "Special Mandatory Redemption Trigger" means the earliest to occur of the following three events:

                  (1) December 31, 2002, if the Company has not acquired EEX by merger on or before such date;

                  (2) the Company has abandoned the acquisition of EEX by merger; or

                  (3) the Company has terminated its current agreement to acquire EEX by merger or has modified such agreement in a manner that will not permit the Company to give an Officers' Certificate to the Escrow Agent authorizing it to release escrow funds to the Company's order pursuant to the Escrow Agreement.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the 8 3/8% Notes or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

         "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

                  (1) such Person;

                  (2) such Person and one or more Subsidiaries of such Person;
         or

                  (3) one or more Subsidiaries of such Person.

Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

         "Subsidiary Guarantor" means each Subsidiary of the Company that guarantees the 8 3/8% Notes pursuant to the terms of this Indenture, in each case unless and until such Subsidiary is released from its obligations under its Subsidiary Guaranty pursuant to the terms of this Indenture.

         "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the 8 3/8% Notes.

         "Temporary Cash Investments" means any of the following:

                  (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

                  (2) investments in demand accounts, time deposit accounts, bankers' acceptances, overnight bank deposits, certificates of deposit and money market deposits maturing within twelve months of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

                  (3) investments in deposits available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains an office or is engaged in the Oil and Gas Business, provided that (i) all such deposits have been made in such accounts in the ordinary course of business and (ii) such deposits do not at any one time exceed $10.0 million in the aggregate;

                  (4) repurchase (or reverse repurchase) obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

                  (5) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and

                  (6) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

         "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption or, in the case of defeasance, prior to the date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to

August 15, 2007 or, in the case of defeasance, to maturity; provided, however, that if the average life to August 15, 2007 or maturity, as the case may be, of the 8 3/8% Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life to August 15, 2007 or maturity, as the case may be, of the 8 3/8% Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "Trust Officer" means any officer or assistant officer of the Trustee assigned by it to administer its corporate trust business.

         "Unrestricted Subsidiary" means:

                  (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

                  (2) any Subsidiary of an Unrestricted Subsidiary.

         The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 1011 (the amount of such Restricted Payment being calculated in the manner set forth in the definition of the term "Investment").

         The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under Section 1010(a) and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "Wholly Owned Subsidiary" means any Restricted Subsidiary if

                  (1) all of the Capital Stock of such Restricted Subsidiary, other than any directors' qualifying shares and, in the case of Newfield China, LDC, its preferred shares that are outstanding on the Issue Date, is owned directly or indirectly by the Company or

                  (2) such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock of such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary and derives the economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned Subsidiary.

         SECTION 3.   Amendments to Article Five of the Original Indenture.

                   (a) The Events of Default are amended in Section 501 of the Original Indenture with respect to the 8 3/8% Notes to read as follows:

                   (1) default in the payment of any interest upon the 8 3/8% Notes when it becomes due and payable (whether or not such payment shall be prohibited by Article Fourteen or Sixteen), and continuance of such default for a period of 30 days; or

                   (2) default in the payment of the principal of or any premium on any 8 3/8% Notes at its Maturity (whether or not such payment shall be prohibited by Article Fourteen or Sixteen); or

                   (3) failure by the Company to comply with its obligations under Section 801 or 1109; or

                   (4) default in the performance, or breach, of any covenant or warranty of the Company or any Subsidiary Guarantor in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than the 8 3/8% Notes), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding 8 3/8% Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                   (5) the Company, any Subsidiary Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                         (A) commences a voluntary case;

                         (B) consents to the entry of an order for relief
                  against it in an involuntary case;

                         (C) consents to the appointment of a Custodian of it or
                  for all or substantially all of its property; or

                         (D) makes a general assignment for the benefit of its
                  creditors; or

                  (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 60 days and that:

                         (A) is for relief against the Company, any Subsidiary
                  Guarantor or any Significant Subsidiary as debtor in an involuntary case;

                         (B) appoints a Custodian of the Company, any Subsidiary
                  Guarantor or any Significant Subsidiary or a Custodian for all or substantially all of the property of the Company, any Subsidiary Guarantor or any Significant Subsidiary; or

                         (C) orders the liquidation of the Company, any
                  Subsidiary Guarantor or any Significant Subsidiary; or

                  (7) principal of or interest on any Indebtedness (other than Non-Recourse Purchase Money Indebtedness) of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after payment is due, or the principal thereof is accelerated by the holders thereof because of a default, and the total principal amount of such Indebtedness exceeds $10 million, provided, however, if any such Indebtedness is repaid or any such acceleration rescinded, within a period of 10 days beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the 8 3/8% Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree; or

                  (8) any judgment or decree for the payment of money in excess of $10 million above the coverage under applicable insurance policies and indemnities as to which the relevant insurer or indemnitor has not disclaimed responsibility is entered against the Company, any Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived, stayed, satisfied or bonded; or

                  (9) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) for five days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding 8 3/8% Notes a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty other than in accordance with the terms of such Subsidiary Guaranty.

                  (b) The first paragraph of Section 502 of the Original Indenture is amended in its entirety with respect to the 8 3/8% Notes to read as follows:

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default (other than an Event of Default specified in Section 501(5) or 501(6)) with respect to the 8 3/8% Notes occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding 8 3/8% Notes may declare the principal amount of all the 8 3/8% Notes, together with all accrued but unpaid interest thereon, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount, together with all accrued but unpaid interest thereon, shall become immediately due and payable. If an Event of Default specified in Section 501(5) or 501(6) with respect to the 8 3/8% Notes occurs, the principal amount of all the 8 3/8% Notes, together with all accrued but unpaid interest thereon, shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

         SECTION 4. Amendments to Articles Eight and Nine of the Original Indenture.

         (a) Section 801 of the Original Indenture is amended in its entirety with respect to the 8 3/8% Notes to read as follows:

SECTION 801. Company and Subsidiary Guarantors May Consolidate, Etc., Only on
             Certain Terms.

         (a) The Company shall not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company or, in a single transaction or a series of related transactions, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets, unless:

                  (1) if the Company does not survive or the Company transfers, conveys, sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity (for purposes of this Article Eight, a "Successor Company") shall be a corporation, partnership, limited liability company, trust or other Person organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

                  (2) immediately after giving pro forma effect to such transaction and treating any Indebtedness that becomes an obligation of the Company or the Successor Company, as applicable, or any Subsidiary as a result of such transaction as having been Incurred by it at the time of such transaction, no Default shall have happened and be continuing;

                  (3) immediately after giving pro forma effect to such transaction, the Company or the Successor Company, as applicable, would be able to Incur an additional $1.00 of Indebtedness pursuant to
         Section 1010(a);

                  (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, conveyance, sale, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and

                  (5) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

provided, however, that clause (3) will not be applicable (A) to the Company consolidating with, merging into, conveying, transferring, leasing or otherwise disposing of all or part of its assets to the Company or a Subsidiary Guarantor,
(B) to the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction within the United States of America or (C) at any time when the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants. For purposes of this Section 801(a), the transfer, conveyance, sale, lease or other disposition of all or substantially all of the assets of one or more Subsidiaries of the Company, which assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the assets of the Company on a consolidated basis, shall be deemed to be the disposition of all or substantially all of the assets of the Company.

         (b) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into any Person, except another Subsidiary Guarantor or the Company, unless:

                  (1) except in the case of a Subsidiary Guarantor whose Capital Stock has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), including through a merger or consolidation, if in connection therewith the Company complies with its obligations under Section 1014 in respect of such disposition, the resulting or surviving Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary Guarantor was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, all the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty;

                  (2) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting or surviving Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

                  (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation or merger and such Guaranty Agreement comply with this Indenture.

                  (b) Sections 901 and 902 of the Original Indenture are amended in their entirety with respect to the 8 3/8% Notes to read as follows:

SECTION 901. Supplemental Indentures Without Consent of Holders.

         Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (1) to cure any ambiguity, omission, defect or inconsistency in this Indenture; or

                  (2) to add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or a Subsidiary Guarantor; or

                  (3)      to comply with Article Eight; or

                  (4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities (other than the 8 3/8% Notes) in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form (provided that any uncertificated
         8 3/8% Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated 8 3/8% Notes are described in Section 163(f)(2)(B) of the Code); or

                  (5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more other series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any 8 3/8% Note entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any 8 3/8% Note with respect to such provision or (B) shall become effective only when there is no 8 3/8% Note Outstanding; or

                  (6) to secure the Securities or provide for the guarantee of the Company's obligations under this Indenture and with respect to the Securities by another Person; or

                  (7) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

                  (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611; or

                  (9) to make any other change or provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (9) shall not adversely affect the interests of the Noteholders in any material respect; or

                  (10) to make any change in Article Fourteen or Sixteen that would limit or terminate the benefits available to any holder of Senior Indebtedness thereunder.

         An amendment under this Section 901 may not make any change that would adversely affect the rights under Article Fourteen or Sixteen of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or their Representatives) consent to such change or unless the notes, debentures, bonds or other similar instruments evidencing such Senior Indebtedness so permit.

SECTION 902. Supplemental Indentures With Consent of Holders.

         With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture (including consents obtained in connection with a tender or exchange offer for the 8 3/8% Notes), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding 8 3/8% Note affected thereby:

                  (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any 8 3/8% Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any 8 3/8% Note or any premium or interest thereon is payable, or change the time at which any 8 3/8% Note may be redeemed pursuant to Article Three, or impair the right under Section 508 of any Noteholder to receive any payment on such Holder's 8 3/8% Notes on or after the due date thereof or to institute suit for the enforcement of any such payment;

                  (2) reduce the percentage in principal amount of the Outstanding 8 3/8% Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver provided for in Section 513 of this Indenture;

                  (3) modify any of the provisions of this Section, Section 513 or Section 1008, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section and Section 1008, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(8);

                  (4) make any change in the ranking or priority of any 8 3/8% Note that would adversely affect the Noteholders in any material respect; or

                  (5) make any change in any Subsidiary Guaranty that would adversely affect the Noteholders in any material respect.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

         Notwithstanding the foregoing, the provisions under this Indenture relating to the Company's obligations to make a Change of Control Offer may be waived or amended with the written consent of the Holders of a majority in principal amount of the 8 3/8% Notes.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         An amendment under this Section 902 may not make any change that would adversely affect the rights under Article Fourteen or Sixteen of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or their Representatives) consent to such change or unless the notes, debentures, bonds or other similar instruments evidencing such Senior Indebtedness so permit.

         SECTION 5.   Amendments to Article Ten of the Original Indenture.

                  (a) Section 1001 of the Original Indenture is amended with respect to the 8 3/8% Notes by adding the following paragraphs thereto:

         Principal and interest shall be considered paid on the date due if by 11:00 a.m., New York City time, on such date the Trustee or the Paying Agent holds in accordance with this Indenture money, in immediately available funds, sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture.

         The Company shall pay interest on overdue principal at the rate specified therefor in the 8 3/8% Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  (b) Section 1005 of the Original Indenture is amended with respect to the 8 3/8% Notes by substituting the word "Company" for the words "Board of Directors" therein.

                  (c) Article Ten of the Original Indenture is amended with respect to the 8 3/8% Notes by adding Sections 1009 through 1018, inclusive, as follows:

SECTION 1009.   Commission Reports.

         Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission and provide the Trustee and Noteholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections (but without exhibits in the case of Noteholders), such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

         Delivery of the reports, information and documents specified in the preceding paragraph to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officers' Certificates).

SECTION 1010. Limitation on Indebtedness.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds 2.5 to 1.

         (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following
Indebtedness:

                  (1) Indebtedness Incurred by the Company and its Restricted Subsidiaries pursuant to Credit Facilities; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of (A) $425 million less the sum of all principal payments with respect to such Indebtedness pursuant to Section 1014(a)(3)(A) and (B) $200 million plus 20% of ACNTA as of the date of such Incurrence;

                  (2) Indebtedness owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness, unless such Indebtedness is owing to a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the 8 3/8% Notes;

                  (3) the 8 3/8% Notes (excluding any Additional 8 3/8% Notes) and all Subsidiary Guaranties;

                  (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 1010(b));

                  (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary became a Restricted Subsidiary or was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Restricted Subsidiary or was acquired by the Company); provided, however, that on the date such Subsidiary became a Restricted Subsidiary or was acquired by the Company and after giving pro forma effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to Section 1010(a);

                  (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 1010(a) or pursuant to clause (3), (4) or
         (5) of this Section 1010(b) or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Restricted Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Restricted Subsidiary or the Company;

                  (7) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness outstanding on the Issue Date or permitted to be Incurred by the Company and the Restricted Subsidiaries pursuant to this Indenture;

                  (8) Hedging Obligations consisting of Oil and Natural Gas Hedging Contracts and Currency Agreements entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Company and its Subsidiaries;

                  (9) obligations in respect of performance, bid and surety bonds, including Guarantees and letters of credit functioning as or supporting such performance, bid and surety bonds, completion guarantees and other reimbursement obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business (in each case other than for an obligation for money borrowed);

                  (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of its Incurrence;

                  (11) Indebtedness consisting of any Guarantee by the Company or a Subsidiary Guarantor of Indebtedness of the Company or a Subsidiary Guarantor outstanding on the Issue Date or permitted by this Indenture to be Incurred by the Company or a Subsidiary Guarantor;

                  (12) Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price, cost of construction or improvement or carrying cost of assets used in the business of the Company and its Restricted Subsidiaries and related financing costs, and Refinancing Indebtedness Incurred to Refinance any Indebtedness Incurred pursuant to this clause, in an aggregate principal amount at any one time outstanding not to exceed $25 million;

                  (13) Indebtedness arising from any agreement providing for indemnities, Guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) Incurred by any Person in connection with the acquisition or disposition of assets;

                  (14) in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

                  (15)     Non-Recourse Purchase Money Indebtedness; and

                  (16) Indebtedness of the Company or its Restricted Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (15) of this Section 1010(b) or Section 1010(a)) does not exceed $50 million.

         (c) Notwithstanding the foregoing, the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur any Indebtedness pursuant to Section 1010(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the 8 3/8% Notes or the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations.

         (d) For purposes of determining compliance with this Section 1010, any Indebtedness remaining outstanding under the Revolving Credit Facility on the Issue Date shall be treated as Incurred on such date under Section 1010(b)(1). Further, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described above (including Section 1010(a)), (1) the Company, in its sole discretion, may classify such item of Indebtedness (or any portion thereof) as of the time of Incurrence, in any manner that complies with this Section 1010, (2) the Company will only be required to include the amount and type of such Indebtedness in one of the above categories and (3) the Company shall be entitled to divide and classify such item of Indebtedness in more than one of the categories of Indebtedness described in Section 1010(a) or 1010(b).

         (e) Notwithstanding Section 1010(a) or 1010(b), the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur, directly or indirectly, any Indebtedness if such Indebtedness is contractually subordinate or junior in right of payment to any Senior Indebtedness of such Person, unless such Indebtedness is Senior Subordinated Indebtedness of such Person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person. Unsecured Indebtedness shall not be deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured.

SECTION 1011. Limitation on Restricted Payments.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                  (1) a Default shall have occurred and be continuing (or would result therefrom);

                  (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to Section 1010(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

                         (A) 50% of the Consolidated Net Income accrued during
                  the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which financial statements of the Company are publicly available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

                         (B) 100% of the aggregate Net Cash Proceeds or the fair
                  market value of property other than cash (including Capital Stock of Persons engaged in the Oil and Gas Business or assets used in the Oil and Gas Business) received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale (w) in connection with the acquisition of EEX by merger, (x) to a Subsidiary of the Company and (y) to an employee stock ownership plan or (z) to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any capital contribution received by the Company from its shareholders subsequent to the Issue Date; plus

                         (C) the aggregate Net Cash Proceeds received by the
                  Company subsequent to the Issue Date from the issuance or sale of its Capital Stock (other than Disqualified Stock) to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees; provided, however, that if such employee stock ownership plan or trust Incurs any Indebtedness to finance the purchase of such Capital Stock, such aggregate amount shall be limited to the excess of such Net Cash Proceeds over the amount of such Indebtedness plus an amount equal to any increase in the Consolidated Net Worth of the Company resulting from principal repayments made from time to time by such employee stock ownership plan or trust with respect to such Indebtedness; plus

                         (D) the amount by which Indebtedness of the Company is
                  reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

                         (E) an amount equal to the sum of (x) the net reduction
                  in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that to the extent the foregoing sum exceeds, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary, such excess shall not be included in this clause
                  (E) unless the amount represented by such excess has not been and will not be taken into account in one of clauses (A)-(D) of this Section 1011(a); plus

                         (F) $15.0 million.

         (b)      The provisions of Section 1011(a) shall not prohibit:

                  (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent issuance or sale of, or made by conversion into or exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from one or more of its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and
         (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 1011(a)(3)(B);

                  (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to
         Section 1010; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                  (3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Disqualified Stock of the Company or a Subsidiary Guarantor made by conversion into or exchange for, or out of the proceeds of the substantially concurrent issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) of, Disqualified Stock of the Company which is permitted to be issued pursuant to Section 1010; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                  (4) (A) distributions on the Existing Trust Preferred Securities at a rate per annum not to exceed 6.5% of the $50 liquidation preference per Existing Trust Preferred Security and (B) other dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 1011; provided, however, that at the time of payment of such distribution or dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such distribution or dividend shall be included in the calculation of the amount of Restricted Payments at the time of payment;

                  (5) so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition or retirement for value of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such purchases, redemptions and other acquisitions and retirements (excluding amounts representing cancellation of Indebtedness) shall not exceed $2.0 million in any calendar year; provided further, however, that such purchases, redemptions and other acquisitions and retirements shall be excluded in the calculation of the amount of Restricted Payments;

                  (6) repurchases, acquisitions or retirements of shares of Company common stock deemed to occur upon the exercise of stock options or similar rights issued under employee benefit plans when shares are surrendered to pay all or a portion of the exercise price or to satisfy any federal income tax obligations; provided, however, that such repurchases, acquisitions or retirements shall be excluded in the calculation of the amount of Restricted Payments;

                  (7) the payment of cash in lieu of fractional shares of Capital Stock in connection with any transaction otherwise permitted under this Section 1011; provided, however, that such payment will be excluded in the calculation of the amount of Restricted Payments;

                  (8) upon the occurrence of a Change of Control or an Asset Disposition and within 60 days after the completion of the offer to repurchase the 8 3/8% Notes pursuant to Section 1014 or 1016 (including the purchase of all 8 3/8% Notes tendered), any purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Obligations required pursuant to the terms thereof as a result of such Change of Control or Asset Disposition at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided, however, that (A) at the time of such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, no Default shall have occurred and be continuing (or would result therefrom), and
         (B) such purchase, repurchase, redemption, defeasance or other acquisition and retirement for value will be excluded in the calculation of the amount of Restricted Payments; or

                  (9) any redemption pursuant to a Qualified Redemption Transaction; provided, however, that such redemption shall be included in the calculation of the amount of Restricted Payments at the time of the redemption.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, in accordance with the Restricted Payment.

         For purposes of determining compliance with this Section 1011, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described above, the Company, in its sole discretion, may order and classify such Restricted Payment in any manner in compliance with this
Section 1011.

SECTION 1012. Limitation on Restrictions on Distributions from Restricted
              Subsidiaries.

         The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

                  (1) with respect to clauses (a), (b) and (c),

                  (A) any encumbrance or restriction pursuant to an agreement governing Indebtedness, Capital Stock and other agreements or instruments in effect at or entered into on the Issue Date, including the Revolving Credit Facility, this Indenture, the 8 3/8% Notes and the Subsidiary Guaranties;

                  (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary or Capital Stock or other agreement or instrument of such Restricted

         Subsidiary in existence on or prior to the date on which such Restricted Subsidiary was acquired (including by merger or otherwise) by the Company or otherwise became a Restricted Subsidiary (other than Indebtedness Incurred, Capital Stock issued or agreements or instruments entered into as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

                  (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing in whole or in part of Indebtedness Incurred pursuant to an agreement referred to in Section 1012(1)(A) or 1012(1)(B) or this clause (C) or Section 1012(2)(B) or contained in any amendment to, or modification, restatement, renewal, increase, supplement, replacement, or extension of, an agreement referred to in
         Section 1012(1)(A) or 1012(1)(B) or this clause (C) or Section 1012(2)(B); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment, modification, restatement, renewal, increase, supplement, replacement or extension agreement are not materially more restrictive, taken as a whole, than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

                  (D) any customary encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to a merger agreement or an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                  (E) customary encumbrances and restrictions contained in agreements of the types described in the definition of the term "Permitted Business Investments";

                  (F) customary supermajority voting provisions and other customary provisions with respect to the disposition or distribution of assets, each contained in corporate charters, bylaws, stockholders' agreements, limited liability company agreements, partnership agreements, joint venture agreements and other similar agreements entered into in the ordinary course of business of the Company and its Restricted Subsidiaries; and

                  (2) with respect to clause (c) only,

                  (A) any such encumbrance or restriction consisting of customary nonassignment provisions (including provisions forbidding subletting or sublicensing) in leases governing leasehold interests and licenses to the extent such provisions restrict the transfer of the lease or license or the property leased or licensed thereunder;

                  (B) any encumbrance or restriction contained in credit agreements, security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such credit agreements, security agreements or mortgages;

                  (C) encumbrances and restrictions contained in any agreement, instrument or Capital Stock assumed by the Company or any of its Restricted Subsidiaries or for which any of them becomes liable as in effect at the time of such transaction (except to the extent such agreement, instrument or Capital Stock was entered into in connection with or in contemplation of such transaction), which encumbrances and restrictions are not applicable to any assets other than assets acquired in connection with such transaction and all improvements, additions and accessions thereto and products and proceeds thereof;

                  (D) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

                  (E) encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Company and the Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; and

                  (F) restrictions on the transfer of property or assets required by any regulatory authority having jurisdiction over the Company or such Restricted Subsidiary.

SECTION 1013. Limitation on Liens.

         The Company shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist or become effective any Lien securing Indebtedness of any kind except for Permitted Liens, on or with respect to any of its assets, whether owned at the Issue Date or thereafter acquired, unless (A) in the case of any Lien securing Subordinated Obligations, the 8 3/8% Notes are secured by a Lien on such assets that is senior in priority to such Lien and (B) in the case of any other Lien, the 8 3/8% Notes are either secured equally and ratably with such Indebtedness or are secured by a Lien on such assets that is senior in priority to such Lien.

SECTION 1014. Limitation on Sales of Assets and Subsidiary Stock.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

                  (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including the value of all non-cash consideration) as determined in good faith by the Board of Directors, an Officer or an officer of such Restricted Subsidiary with responsibility for such transaction, which determination shall be conclusive evidence of compliance with this provision, of the shares or assets subject to such Asset Disposition;

                  (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, cash equivalents, oil and natural gas properties or capital assets to be used by the Company or any Restricted Subsidiary in the Oil and Gas Business; and

                  (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

                  (A) first, to the extent the Company so elects (or is required by the terms of any Indebtedness), to prepay, repay, purchase, repurchase, redeem, defease or otherwise acquire or retire for value Senior Indebtedness (other than Disqualified Stock) of the Company or any Subsidiary Guarantor or Indebtedness of a Wholly Owned Subsidiary that is not a Subsidiary Guarantor (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                  (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company so elects, to acquire Additional Assets or make capital expenditures in the Oil and Gas Business within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

                  (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the Holders of the 8 3/8% Notes (and to holders of other Senior Subordinated Indebtedness of the Company designated by the Company) to purchase 8 3/8% Notes (and such other Senior Subordinated Indebtedness of the Company) pursuant to and subject to the conditions of this Section 1014;

provided, however, that in connection with any prepayment, repayment, purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness pursuant to clause (A) or (C) of this Section 1014(a)(3), the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

         Notwithstanding the foregoing provisions of this Section 1014, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 1014 except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section 1014(a) exceeds $20 million. Pending application of Net Available Cash pursuant to this Section 1014(a), such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

         For the purposes of clause (a)(2) of this Section 1014, the following are deemed to be cash or cash equivalents: (1) the release of, pursuant to a novation or other agreement, or the discharge of, the Company or such Restricted Subsidiary from all liability on Indebtedness in connection with such Asset Disposition; and (2) securities received by the Company or any

Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 120 days of their receipt.

         Notwithstanding the foregoing, the 75% limitation referred to in paragraph (a)(2) of this Section 1014 shall be deemed satisfied with respect to any Asset Disposition in which the cash or cash equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Disposition complied with the aforementioned 75% limitation.

         The requirement of Section 1014(a)(3)(B) shall be deemed satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditures referred to therein is entered into by the Company or its Restricted Subsidiary within the time period specified in such clause and such Net Available Cash is subsequently applied in accordance with such agreement within six months following such agreement.

         (b) In the event of an Asset Disposition that requires the purchase of 8 3/8% Notes (and other Senior Subordinated Indebtedness of the Company) pursuant to Section 1014(a)(3)(C), the Company shall make such offer to purchase 8 3/8% Notes (the "Offer") on or before the 366th day after the later of the date of such Asset Disposition or the receipt of such Net Available Cash, and will purchase 8 3/8% Notes tendered pursuant to the Offer by the Company for the 8 3/8% Notes (and such other Senior Subordinated Indebtedness of the Company) at a purchase price of 100% of their principal amount (or, in the event such other Senior Subordinated Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness of the Company) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of 8 3/8% Notes and any other Senior Subordinated Indebtedness tendered exceeds the Net Available Cash allotted to their purchase, the Company shall select the 8 3/8% Notes and other Senior Subordinated Indebtedness to be purchased on a pro rata basis but in round denominations, which in the case of the 8 3/8% Notes shall be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an Offer to purchase 8 3/8% Notes (and other Senior Subordinated Indebtedness of the Company) pursuant to this
Section 1014 if the Net Available Cash available therefor is less than $20 million (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

         (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have its 8 3/8% Notes purchased by the Company either in whole or in part (subject to prorating as described in Section 1014(b) in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision and all instructions and materials necessary to tender 8 3/8% Notes pursuant to the Offer, together with the information contained in clause (3).

                  (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (A) the amount of the Offer (the "Offer Amount"), including information as to any other Senior Subordinated Indebtedness included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 1014(a) and (b). On or before 11:00 a.m., New York City time, on the Purchase Date, the Company shall irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) immediately available funds in an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. If the Offer includes other Senior Subordinated Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the 8 3/8% Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the 8 3/8% Notes delivered by the Company to the Trustee is less than the Offer Amount applicable to the 8 3/8% Notes, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period. Upon completion of an Offer, Net Available Cash shall be deemed to be reduced by the Offer Amount.

                  (3) Holders electing to have an 8 3/8% Notes purchased shall be required to surrender the 8 3/8% Note, with the form "Option of Holder to Elect Purchase" on the reverse duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the 8 3/8% Notes which was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such 8 3/8% Notes purchased. Holders whose Securities are purchased only in part shall be issued new 8 3/8% Notes equal in principal amount to the unpurchased portion of the 8 3/8% Notes surrendered.

                  (4) At the time the Company delivers 8 3/8% Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such 8 3/8% Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section. An 8 3/8% Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

         (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of 8 3/8% Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

SECTION 1015. Limitation on Affiliate Transactions.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

                  (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could reasonably be expected to be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

                  (2) if such Affiliate Transaction involves an amount in excess of $15 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction shall have determined in good faith that the criteria set forth in clause (1) are satisfied and shall have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

                  (3) if such Affiliate Transaction involves an amount in excess of $30 million, the Board of Directors shall have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

         (b) The provisions of Section 1015(a) shall not prohibit:

                  (1) any Investment or other Restricted Payment, in each case not prohibited to be made pursuant to Section 1011;

                  (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other benefit plans approved by the Board of Directors;

                  (3) loans or advances to officers, directors and employees who are Affiliates in the ordinary course of business of the Company or its Restricted Subsidiaries, but in any event not to exceed $3.0 million in the aggregate outstanding at any one time;

                  (4) any transaction between or among the Company, a Restricted Subsidiary or joint venture or similar Person that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar Person;

                  (5) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

                  (6) reasonable fees and reasonable compensation paid to, and indemnity and similar arrangements provided on behalf of, officers, directors and employees of the Company or any Restricted Subsidiary as determined in good faith by the Board of Directors or the Company's senior management; and

                  (7) any agreement as in effect on the Issue Date and described in the prospectus pursuant to which the 8 3/8% Notes were offered and sold, or any renewals or extensions of any such agreement (so long as such renewals or extensions are not less favorable to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby.

SECTION 1016. Change of Control.

         (a) Upon the occurrence of a Change of Control, then unless the Company shall have exercised its right to redeem all the 8 3/8% Notes, each Holder shall have the right to require that the Company repurchase such Holder's 8 3/8% Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of the purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), in accordance with the terms contemplated in Section 1016(b).

         (b) Unless the Company has exercised its right to redeem all the 8 3/8% Notes and shall have delivered an irrevocable notice of redemption to the Trustee, then within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's 8 3/8% Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant Interest Payment Date);

                  (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

                  (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (4) the instructions, as determined by the Company, consistent with this Section 1016, that a Holder must follow in order to have its 8 3/8% Notes purchased.

         (c) Holders electing to have an 8 3/8% Note purchased will be required to surrender the 8 3/8% Note, with the "Option of Holder to Elect Purchase" on the reverse form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the 8 3/8% Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such 8 3/8% Note purchased.

         (d) On the purchase date, all 8 3/8% Notes purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

         (e) Notwithstanding the foregoing provisions of this Section, the Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 1016 and purchases all 8 3/8% Notes validly tendered and not withdrawn under such Change of Control Offer.

         (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of 8 3/8% Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

SECTION 1017. Future Guarantors.

         The Company shall cause each Restricted Subsidiary that Guarantees or secures any Indebtedness of the Company to, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture.

SECTION 1018. Covenant Suspension.

         (a) During any period that the 8 3/8% Notes have a rating equal to or higher than BBB- by S&P and Baa3 by Moody's (each, an "Investment Grade Rating") and no Default has occurred and is continuing, the Company and the Restricted Subsidiaries will not be subject to

Sections 1010(a) through (d), 1011, 1012, 1014, 1015, 1017 and 801(a)(3)
(collectively, the "Suspended Covenants").

         (b) In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the operation of clause (a) of this Section 1018, and subsequently one or both of S&P and Moody's downgrades the rating assigned to the 8 3/8% Notes below their respective Investment Grade Rating, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants (subject to subsequent suspension of the 8 3/8% Notes again receive Investment Grade Ratings), and, with respect to Restricted Payments proposed to be made after the time of such downgrade, the permissibility of such proposed Restricted Payments will be calculated in accordance with Section 1011 as though Section 1011 had been in effect since the Issue Date, it being understood, however, that no actions taken by the Company or any Restricted Subsidiary during the suspension period shall constitute a Default or an Event of Default under the Suspended Covenants.

        SECTION 6.   Amendments to Article Eleven of the Original Indenture.

         (a) Section 1105 of the Original Indenture is amended with respect to the 8 3/8% Notes in its entirety to read as follows:

                  On or prior to 11:00 a.m., New York City time, on the Redemption Date for any 8 3/8% Notes, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section
         1003) an amount of money, in immediately available funds, sufficient to pay the Redemption Price of and accrued interest on (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date that is on or prior to the Redemption Date) such Securities or any portions thereof that are to be redeemed on that date, it being understood that the amount of money to be deposited by the Company in relation to a mandatory redemption pursuant to Section 1109 shall take into consideration the amount of money deposited by the Escrow Agent with the Trustee or a Paying Agent to fund such redemption.

         (b) Section 1107 of the Original Indenture is amended with respect to the 8 3/8% Notes to add the following paragraph thereto:

                  Any 8 3/8% Note of $1,000 or less principal amount shall be redeemed only as a whole and not in part.

         (c) Article Eleven of the Original Indenture is amended with respect to the 8 3/8% Notes by adding Sections 1108, 1109 and 1110 as follows:

SECTION 1108. Optional Redemption.

         (a) Except as set forth in the following paragraphs of this Section 1108, the 8 3/8% Notes will not be redeemable at the option of the Company prior to August 15, 2007. Starting on that date, the Company may redeem all or any portion of the 8 3/8% Notes, upon no less than 30 nor more than 60 days prior notice, at the Redemption Prices set forth below, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for 8 3/8% Notes redeemed during the 12-month period commencing on August 15 of the years set forth below, and are expressed as percentages of principal amount:

                                                         Redemption
                              Year                         Price
                      -------------------                ----------
                      2007                                104.188%
                      2008                                102.792%
                      2009                                101.405%
                      2010 and thereafter                 100.000%

         (b) The Company may on any one or more occasions prior to August 15, 2005, redeem up to 35% of the aggregate principal amount of the 8 3/8% Notes (including any Additional 8 3/8% Notes) originally issued prior to the Redemption Date with the Net Proceeds of one or more Public Equity Offerings at a Redemption Price of 108.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, provided that at least 65% of the aggregate principal amount of the 8 3/8% Notes (including any Additional 8 3/8% Notes) originally issued prior to the Redemption Date remains Outstanding after the occurrence of such redemption. Any such redemption shall occur not later than 90 days after the date of the closing of any such Public Equity Offering upon not less than 30 nor more than 60 days' prior notice. The redemption shall be made in accordance with procedures set forth in this Indenture.

         (c) At any time prior to August 15, 2007, the Company may redeem the 8 3/8% Notes at its option, as a whole, at a Redemption Price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest to, the Redemption Date. For purposes of Section 1104, it shall be sufficient if a notice of redemption pursuant to this Section 1108(c) shall describe the method for determining the Redemption Price in lieu of stating the Redemption Price.

SECTION 1109. Mandatory Redemption.

         Following the occurrence of the Special Mandatory Redemption Trigger, the Company shall redeem the 8 3/8% Notes as a whole, upon notice as provided in this Section 1109, at a Redemption Price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the Redemption Date. Notwithstanding the provisions of Section 1104, notice of such mandatory redemption shall be given within ten days of the date of the Special Mandatory Redemption Trigger by first-class mail, postage prepaid, mailed not less than 15 nor more than 30 days prior to the Redemption Date, to the Escrow Agent and to each Noteholder, at his address appearing in the Security Register, and such notice shall state:

         (1) that the Special Mandatory Redemption Trigger has occurred;

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
         (2) the Redemption Date;

         (3) the Redemption Price;

         (4) that on the Redemption Date the Redemption Price will become due and payable upon each 8 3/8% Note to be redeemed and that interest thereon will cease to accrue on and after such date; and

         (5) the place or places where each 8 3/8% Note is to be surrendered for payment of the Redemption Price.

         Any notice of redemption given pursuant to this Article Eleven may be modified by the Company to conform with the applicable requirements of the Depositary if any of the Securities subject to such notice are then represented by one or more Global Securities.

SECTION 1110.  No Mandatory Sinking Fund.

         There will be no mandatory sinking fund payments for the 8 3/8% Notes, except as provided in Section 1109.

        SECTION 7.   Amendments to Article Thirteen the Original Indenture.

                  (a) Section 1302 of the Original Indenture is amended in its entirety with respect to the 8 3/8% Notes to read as follows:

SECTION 1302. Defeasance and Discharge.

         Upon the Company's exercise of its option (if any) to have this Section applied to the 8 3/8% Notes, (i) the Company shall be deemed to have been discharged from its obligations hereunder as provided in this Section, (ii) payment of the 8 3/8% Notes may not be accelerated because of an Event of Default with respect thereto and (iii) the provisions of Articles Fourteen through Sixteen shall cease to be effective with respect to the 8 3/8% Notes as provided in this Section on and after the date the conditions set forth in
Section 1304 are satisfied (hereinafter called "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the 8 3/8% Notes and to have satisfied all its other obligations under the 8 3/8% Notes and this Indenture insofar as the 8 3/8% Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following, which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of the 8 3/8% Notes to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on the 8 3/8% Notes when payments are due, (2) the Company's obligations with respect to the 8 3/8% Notes under Sections 304, 305, 306, 1002 and 1003, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to the 8 3/8% Notes notwithstanding the prior exercise of its option (if any) to have Section 1303 applied to the 8 3/8% Notes.

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
         (b) Section 1303 of the Original Indenture is amended in its entirety with respect to the 8 3/8% Notes to read as follows:

SECTION 1303. Covenant Defeasance.

         Upon the Company's exercise of its option (if any) to have this Section applied to the 8 3/8% Notes, (i) the Company shall be released from its obligations under Section 801(a)(3), Sections 1005 through 1017, inclusive, (ii) payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), clause (5) (with respect only to Subsidiary Guarantors or Significant Subsidiaries), clause (6) (with respect only to Subsidiary Guarantors or Significant Subsidiaries), clause (7), clause (8) or clause (9) of
Section 501 or because of the failure of the Company to comply with Section 801(a)(3) and (iii) the provisions of Articles Fourteen through Sixteen shall cease to be effective with respect to the 8 3/8% Notes as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that, with respect to the 8 3/8% Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or Article Fourteen, Fifteen or Sixteen, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article Fourteen, Fifteen or Sixteen, or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this Indenture and the 8 3/8% Notes shall be unaffected thereby.

         SECTION 8.   Amendments to Article Fourteen of the Original Indenture.

                  (a) Article Fourteen of the Original Indenture is superseded with respect to the 8 3/8% Notes by the following provisions:

                                ARTICLE FOURTEEN

                                  SUBORDINATION

SECTION 1401. Agreement to Subordinate.

         The Company agrees, and each Noteholder by accepting an 8 3/8% Note agrees, that the payment of the principal of, premium, if any, and interest on the 8 3/8% Notes and any other payment obligation of the Company in respect of the 8 3/8% Notes (including any obligation to purchase 8 3/8% Notes) is subordinated in right of payment, to the extent and in the manner provided in this Article Fourteen, to the prior payment in full of all Senior Indebtedness of the Company, including the obligations of the Company under the Revolving Credit Facility, and that the subordination is for the benefit of and shall be enforceable directly by the holders of such Senior Indebtedness. The 8 3/8% Notes shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company that is Senior Indebtedness of the Company shall rank senior to the 8 3/8% Notes in accordance with the provisions set forth herein. All provisions of this Article Fourteen shall be subject to Section 1412.

SECTION 1402. Liquidation, Dissolution, Bankruptcy.

         Upon any payment or distribution of the assets of the Company upon a liquidation, dissolution or reorganization of or similar proceeding relating to the Company or its property:

         (1) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash or cash equivalents of such Senior Indebtedness before Noteholders shall be entitled to receive any payment; and

         (2) until such Senior Indebtedness is paid in full in cash or cash equivalents, any payment or distribution to which Noteholders would be entitled but for this Article Fourteen shall be made to holders of such Senior Indebtedness as their interests may appear, except that Noteholders may receive shares of stock and any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the 8 3/8% Notes.

SECTION 1403. Default on Senior Indebtedness of the Company.

         The Company shall not pay the principal of, premium, if any, or interest on the 8 3/8% Notes or any other payment obligation in respect of the 8 3/8% Notes (including any obligation to purchase the 8 3/8% Notes) or make any deposit pursuant to Article Thirteen and may not purchase, redeem or otherwise retire any 8 3/8% Notes (collectively, "pay the 8 3/8% Notes") if either of the following (a "Payment Default") occurs: (1) any Obligation on Designated Senior Indebtedness of the Company is not paid in full when due; or (2) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms; unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash or cash equivalents; provided, however, that the Company shall be entitled to pay the 8 3/8% Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

         During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company shall not pay the 8 3/8% Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee and the Company of a written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated:
(1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice; (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash or cash equivalents.

         Notwithstanding the provisions described in the preceding paragraph, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness, the

Company shall be permitted to resume payments on the 8 3/8% Notes after the end of such Payment Blockage Period. The 8 3/8% Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Company during such period; provided, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect.

SECTION 1404. Acceleration of Payment of 8 3/8% Notes.

         If payment of the 8 3/8% Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of Designated Senior Indebtedness of the Company (or their Representatives) of the acceleration.

SECTION 1405. When Distribution Must Be Paid Over; Reinstatement of Senior
              Indebtedness.

         If a distribution is made to Noteholders that because of this Article Fourteen should not have been made to them, the Noteholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

         To the extent any payment of or distribution in respect of Senior Indebtedness (whether by or on behalf of the Company as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

SECTION 1406. Subrogation.

         After all Senior Indebtedness of the Company is paid in full and until the 8 3/8% Notes are paid in full, Noteholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article Fourteen to holders of such Senior Indebtedness which otherwise would have been made to Noteholders is not, as between the Company and Noteholders, a payment by the Company on such Senior Indebtedness.

SECTION 1407. Relative Rights.

         This Article Fourteen defines the relative rights of Noteholders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

         (1) impair, as between the Company and Noteholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the 8 3/8% Notes in accordance with their terms; or

         (2) prevent the Trustee or any Noteholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Noteholders.

SECTION 1408. Subordination May Not Be Impaired by Company.

         No right of any present or future holders of any Senior Indebtedness of the Company to enforce subordination as provided in this Indenture will at any time in any way be prejudiced or impaired by noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof that any such holder of Senior Indebtedness may have or otherwise be charged with.

SECTION 1409. Rights of Trustee and Paying Agent; Rights of Holders of Senior
              Indebtedness.

         Notwithstanding Section 1403, the Trustee or Paying Agent shall continue to make payments on the 8 3/8% Notes and shall not be charged with knowledge of the existence of facts that under this Article Fourteen would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that such payments are prohibited by this Article Fourteen. The Company, the Security Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative shall be entitled to give the notice.

         The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Security Registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article Fourteen with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article Six shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Fourteen shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

         The holders of Senior Indebtedness may, at any time and from time to time subject to the terms of such Senior Indebtedness, without the consent of or notice to the Trustee or the Noteholders, without incurring responsibility to the Noteholders and without impairing or releasing the subordination provided in this Indenture or the obligations hereunder of the Noteholders to the holders of Senior Indebtedness, do any one or more of the following:

         (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured;

         (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;

         (3) release any Person liable in any manner for the collection of Senior Indebtedness; and

         (4) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 1410. Distribution or Notice to Representative.

         Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of the Company, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

SECTION 1411. Article Fourteen Not to Prevent Events of Default or Limit Right
              to Accelerate.

         The failure to make a payment pursuant to the 8 3/8% Notes by reason of any provision in this Article Fourteen shall not be construed as preventing the occurrence of a Default. Nothing in this Article Fourteen shall have any effect on the right of the Noteholders or the Trustee to accelerate the maturity of the 8 3/8% Notes.

SECTION 1412. Trust Moneys and Escrow Funds  Not Subordinated.

         Notwithstanding anything contained herein to the contrary, payments from either (i) money or the proceeds of U.S. Government Obligations held in trust under Article Thirteen by the Trustee for the payment of principal of and interest on the 8 3/8% Notes or (ii) any funds received by the Trustee or Paying Agent from the Escrow Agent following the Special Mandatory Redemption Trigger shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article Fourteen, and none of the Noteholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

SECTION 1413. Trustee Entitled to Rely.

         Upon any payment or distribution pursuant to this Article Fourteen, the Trustee and the Noteholders shall be entitled to rely (1) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 1402 are pending, (2) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or (3) upon the Representatives of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fourteen. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article Fourteen, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior

Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article Fourteen, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 601 and 603 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article Fourteen.

SECTION 1414. Trustee to Effectuate Subordination.

         Each Noteholder by accepting an 8 3/8% Note authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Fourteen and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 1415. Trustee Not Fiduciary for Holders of Senior Indebtedness of the
              Company.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Noteholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article Fourteen or otherwise.

SECTION 1416. Reliance by Holders of Senior Indebtedness of the Company on
              Subordination Provisions.

         Each Noteholder by accepting an 8 3/8% Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the 8 3/8% Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

         SECTION 9.   Subsidiary Guaranties.

                  (a) The Original Indenture is amended with respect to the 8 3/8% Notes by adding Articles Fifteen and Sixteen as follows:

                                 ARTICLE FIFTEEN

                              SUBSIDIARY GUARANTIES

SECTION 1501. Guaranties.

         Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the 8 3/8% Notes when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the

Company under this Indenture and the 8 3/8% Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the 8 3/8% Notes (all the foregoing being hereinafter collectively called the "Guarantied Obligations"). Each Subsidiary Guarantor further agrees that the Guarantied Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article Fifteen notwithstanding any extension or renewal of any Guarantied Obligation.

         Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guarantied Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the 8 3/8% Notes or the Guarantied Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the 8 3/8% Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the 8 3/8% Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guarantied Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guarantied Obligations; or (f) except as set forth in Section 1506, any change in the ownership of such Subsidiary Guarantor.

         Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guarantied Obligations.

         Each Subsidiary Guaranty is, to the extent and in the manner set forth in Article Sixteen, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Subsidiary Guarantor giving such Subsidiary Guaranty and each Subsidiary Guaranty is made subject to such provisions of this Indenture.

         Except as expressly set forth in Sections 1502 and 1506, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantied Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the 8 3/8% Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity, except for the payment in full of the Guarantied Obligations.

         Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guarantied Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guarantied Obligation when and as the same shall become due, whether at Stated Maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guarantied Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such Guarantied Obligations, (2) accrued and unpaid interest on such Guarantied Obligations (but only to the extent not prohibited by law) and (3) all other monetary Guarantied Obligations of the Company to the Holders and the Trustee.

         Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guarantied Obligations until payment in full of all Guarantied Obligations and all obligations to which the Guarantied Obligations are subordinated as provided in Article Sixteen. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guarantied Obligations may be accelerated as provided in Article Five for the purposes of such Subsidiary Guarantor's Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantied Obligations, and (y) in the event of any declaration of acceleration of such Guarantied Obligations as provided in Article Five, such Guarantied Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

         Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 1502. Limitation on Liability.

         Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guarantied Obligations with respect to any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 1503. Successors and Assigns.

         This Article Fifteen shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the 8 3/8% Notes shall


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
automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 1504. No Waiver.

         Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Fifteen shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Fifteen at law, in equity, by statute or otherwise.

SECTION 1505. Modification.

         No modification, amendment or waiver of any provision of this Article Fifteen, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 1506. Release of Subsidiary Guarantor.

         Upon (1) the sale or other disposition (including by way of consolidation or merger) of all of the Capital Stock of a Subsidiary Guarantor (in each case other than a sale or disposition to the Company or an Affiliate of the Company) and as permitted by this Indenture, (2) the liquidation and dissolution of a Subsidiary Guarantor, (3) the exercise by the Company of its option to effect Defeasance or Covenant Defeasance pursuant to Article Thirteen or (4) the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary, such Subsidiary Guarantor shall be deemed released from all obligations under this Indenture and the 8 3/8% Notes without any further action required on the part of the Trustee, the Company, such Subsidiary Guarantor or any Holder. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 1507 Contribution.

         Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty shall be entitled upon payment in full of all Guarantied Obligations to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

                                 ARTICLE SIXTEEN

                     SUBORDINATION OF SUBSIDIARY GUARANTIES

SECTION 1601. Agreement to Subordinate.

         Each Subsidiary Guarantor agrees, and each Noteholder by accepting an 8 3/8% Note agrees, that the payment of such Subsidiary Guarantor's Subsidiary Guaranty (including any amounts in respect of the principal of, premium, if any, or interest on the 8 3/8% Notes and any other payment obligation in respect of the 8 3/8% Notes, including any obligation of the Company to purchase 8 3/8% Notes) is subordinated in right of payment, to the extent and in the manner provided in this Article Sixteen, to the prior payment in full of all Senior Indebtedness of such Subsidiary Guarantor, including such Subsidiary Guarantor's Guarantee of Senior Indebtedness of the Company, and that the subordination is for the benefit of and shall be enforceable directly by the holders of such Senior Indebtedness. The Guarantied Obligations of a Subsidiary Guarantor shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Subsidiary Guarantor and only Indebtedness of such Subsidiary Guarantor that is Senior Indebtedness of such Subsidiary Guarantor shall rank senior to the Guarantied Obligations of such Subsidiary Guarantor in accordance with the provisions set forth herein. All provisions of this Article Sixteen shall be subject to Section 1612.

SECTION 1602. Liquidation, Dissolution, Bankruptcy.

         Upon any payment or distribution of the assets of any Subsidiary Guarantor upon a liquidation, dissolution or reorganization of or similar proceeding relating to such Subsidiary Guarantor or its property:

         (1) holders of Senior Indebtedness of such Subsidiary Guarantor shall be entitled to receive payment in full in cash or cash equivalents of such Senior Indebtedness before Noteholders shall be entitled to receive any payment pursuant to the Subsidiary Guaranty of such Subsidiary Guarantor; and

         (2) until the Senior Indebtedness of such Subsidiary Guarantor is paid in full in cash or cash equivalents, any payment or distribution to which Noteholders would be entitled but for this Article Sixteen shall be made to holders of such Senior Indebtedness as their interests may appear, except that Noteholders may receive shares of stock and any debt securities of such Subsidiary Guarantor that are subordinated to such Senior Indebtedness to at least the same extent as its Subsidiary Guaranty.

SECTION 1603. Default on Senior Indebtedness of Subsidiary Guarantor.

         No Subsidiary Guarantor shall make any payment under its Subsidiary Guaranty, whether in respect of the principal of, premium, if any, or interest on the 8 3/8% Notes or any other payment obligation in respect of the 8 3/8% Notes (including any obligation of the Company to purchase 8 3/8% Notes) or make any deposit pursuant to Article Thirteen and may not purchase, redeem or otherwise retire or defease any 8 3/8% Notes or other Guarantied Obligations (collectively, "pay its Subsidiary Guaranty") if either of the following (a "Payment Default") occurs (1) any Obligation on Designated Senior Indebtedness of such Subsidiary Guarantor is not paid in full when due; or (2) any other default on Designated Senior Indebtedness of such Subsidiary Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms; unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash or cash equivalents; provided, however, that any

Subsidiary Guarantor shall be entitled to pay its Subsidiary Guaranty without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

         During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of such Subsidiary Guarantor pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Subsidiary Guarantor shall not pay its Subsidiary Guaranty for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee and such Subsidiary Guarantor of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated: (1) by written notice to the Trustee and such Subsidiary Guarantor from the Person or Persons who gave such Blockage Notice; (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash or cash equivalents.

         Notwithstanding the provisions described in the preceding paragraph, unless the holders of such Designated Senior Indebtedness giving such Payment Notice or the Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness, any Subsidiary Guarantor shall be permitted to resume payments pursuant to its Subsidiary Guaranty after the end of such Payment Blockage Period. No Subsidiary Guarantor shall be subject to more than one Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness of such Subsidiary Guarantor during such period; provided, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect.

SECTION 1604. Demand for Payment.

         If a demand for payment is made by the Trustee on a Subsidiary Guarantor pursuant to Article Fifteen, the Trustee shall promptly notify the holders of Designated Senior Indebtedness of such Subsidiary Guarantor (or their Representatives) of such demand.

SECTION 1605. When Distribution Must Be Paid Over; Reinstatement of Senior
              Indebtedness.

         If a distribution is made to Noteholders that because of this Article Sixteen should not have been made to them, the Noteholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the applicable Subsidiary Guarantor and pay it over to them or their Representatives as their interests may appear.

         To the extent any payment of or distribution in respect of Senior Indebtedness (whether by or on behalf of any Subsidiary Guarantor as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

SECTION 1606. Subrogation.

         After all Senior Indebtedness of a Subsidiary Guarantor is paid in full and until the 8 3/8% Notes are paid in full, Noteholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness of such Subsidiary Guarantor. A distribution made under this Article Sixteen to holders of such Senior Indebtedness which otherwise would have been made to Noteholders is not, as between the relevant Subsidiary Guarantor and Noteholders, a payment by such Subsidiary Guarantor on such Senior Indebtedness.

SECTION 1607. Relative Rights.

         This Article Sixteen defines the relative rights of Noteholders and holders of Senior Indebtedness of a Subsidiary Guarantor. Nothing in this Indenture shall:

         (1) impair, as between a Subsidiary Guarantor and Noteholders, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay its Subsidiary Guaranty to the extent set forth in Article Fifteen; or

         (2) prevent the Trustee or any Noteholder from exercising its available remedies upon a default by such Subsidiary Guarantor under its Subsidiary Guaranty, subject to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor to receive distributions otherwise payable to Noteholders.

SECTION 1608. Subordination May Not Be Impaired by Company.

         No right of any present or future holders of any Senior Indebtedness of any Subsidiary Guarantor to enforce subordination as provided in this Indenture will at any time in any way be prejudiced or impaired by noncompliance by such Subsidiary Guarantor with the terms of this Indenture, regardless of any knowledge thereof that any such Holder of Senior Indebtedness may have or otherwise be charged with.

SECTION 1609. Rights of Trustee and Paying Agent; Rights of Holders of Senior
              Indebtedness.

         Notwithstanding Section 1603, the Trustee or Paying Agent shall continue to make payments on any Subsidiary Guaranty and shall not be charged with knowledge of the existence of facts that under this Article Sixteen would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that such payments are prohibited by this Article Sixteen. The Company, the relevant Subsidiary Guarantor, the Security Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of such Subsidiary Guarantor shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of any Subsidiary Guarantor has a Representative, only the Representative shall be entitled to give the notice.

         The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of any Subsidiary Guarantor with the same rights it would have if it were not the Trustee. The Security Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article Sixteen with respect to any Senior Indebtedness of any Subsidiary Guarantor which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article Six shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Sixteen shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

         The holders of Senior Indebtedness may, at any time and from time to time subject to the terms of such Senior Indebtedness, without the consent of or notice to the Trustee or the Noteholders, without incurring responsibility to the Noteholders and without impairing or releasing the subordination provided in this Indenture or the obligations hereunder of the Noteholders to the holders of Senior Indebtedness, do any one or more of the following:

         (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured;

         (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;

         (3) release any Person liable in any manner for the collection of Senior Indebtedness; and

         (4) exercise or refrain from exercising any rights against any Subsidiary Guarantor and any other Person.

SECTION 1610. Distribution or Notice to Representative.

         Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of any Subsidiary Guarantor, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

SECTION 1611. Article Sixteen Not to Prevent Events of Default or Limit Right to
              Demand Payment.

         The failure to make a payment pursuant to a Subsidiary Guaranty by reason of any provision in this Article Sixteen shall not be construed as preventing the occurrence of a Default. Nothing in this Article Sixteen shall have any effect on the right of the Noteholders or the Trustee to make a demand for payment on any Subsidiary Guarantor pursuant to its Subsidiary Guaranty.

SECTION 1612. Trust Moneys and Escrow Funds  Not Subordinated.

         Notwithstanding anything contained herein to the contrary, payments from either (i) money or the proceeds of U.S. Government Obligations held in trust under Article Thirteen by the Trustee for the payment of principal of and interest on the 8 3/8% Notes or (ii) any funds received by the Trustee or Paying Agent from the Escrow Agent following the Special Mandatory Redemption Date shall not be subordinated to the prior payment of any Senior Indebtedness of any Subsidiary Guarantor or subject to the restrictions set forth in this Article Sixteen, and none of the Noteholders shall be obligated to pay over any such amount to any Subsidiary Guarantor or any holder of Senior Indebtedness of any Subsidiary Guarantor or any other creditor of any Subsidiary Guarantor.

SECTION 1613. Trustee Entitled to Rely.

         Upon any payment or distribution pursuant to this Article Sixteen, the Trustee and the Noteholders shall be entitled to rely (1) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 1602 are pending, (2) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or (3) upon the Representatives for the holders of Senior Indebtedness of any Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Sixteen. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of any Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article Sixteen, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article Sixteen, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 601 and 603 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article Sixteen.

SECTION 1614. Trustee to Effectuate Subordination.

         Each Noteholder by accepting an 8 3/8% Note authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Sixteen and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 1615. Trustee Not Fiduciary for Holders of Senior Indebtedness of
              Subsidiary Guarantor.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of any Subsidiary Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Noteholders or the Company or any other Person, money or assets to which any holders of such Senior Indebtedness shall be entitled by virtue of this Article Sixteen or otherwise.

SECTION 1616. Reliance by Holders of Senior Indebtedness of Subsidiary
              Guarantors on Subordination Provisions.

         Each Noteholder by accepting an 8 3/8% Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of any Subsidiary Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the 8 3/8% Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

        SECTION 10.   Governing Law.

         This First Supplemental Indenture and the 8 3/8% Notes shall be governed by and construed in accordance with the laws of the State of New York.

        SECTION 11.   Counterparts.

         This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

        SECTION 12.   Supplemental Indenture Controls.

         In the event there is any conflict or inconsistency between the Original Indenture and this First Supplemental Indenture, the provisions of this First Supplemental Indenture shall control.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                                 NEWFIELD EXPLORATION COMPANY


                                 By:
                                    --------------------------------------------
                                     Terry W. Rathert
                                     Vice President and Chief Financial Officer



                                 WACHOVIA BANK, NATIONAL ASSOCIATION,
                                             as Trustee

                                 By:
                                    --------------------------------------------
                                      Name:
                                     Title:

                                                                       Exhibit A

                         [FORM OF THE FACE OF 8 3/8% NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.



                          NEWFIELD EXPLORATION COMPANY

                    8 3/8% SENIOR SUBORDINATED NOTE DUE 2012

REGISTERED                                                  CUSIP No. 651290 AF5

No. ___                                                         $___________

         Newfield Exploration Company, a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of ___________ United States Dollars ($________________) on August 15, 2012.

         Interest Payment Dates: February 15, and August 15, commencing February 15, 2003.

         Regular Record Dates:  February 1 and August 1.

         Reference is hereby made to the further provisions of this 8 3/8% Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this 8 3/8% Note to be signed manually or by facsimile by its duly authorized officers under its corporate seal.

                                          NEWFIELD EXPLORATION COMPANY

                                          By:
                                             -----------------------------------
                                              Name:
                                              Title:


Attest:


------------------------------------



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                          WACHOVIA BANK, NATIONAL ASSOCIATION,
                                               as Trustee

                                          By:
                                             -----------------------------------
                                              Authorized Signatory


Date:

                      [FORM OF THE REVERSE OF 8 3/8% NOTE]

                          NEWFIELD EXPLORATION COMPANY

                    8 3/8% SENIOR SUBORDINATED NOTE DUE 2012

        1. Indenture; Limitations.

         The Company issued the 8 3/8% Notes under the Subordinated Indenture dated as of December 10, 2001 (the "Original Indenture"), as supplemented and amended by the First Supplemental Indenture dated as of August 13, 2002 (the Original Indenture as so supplemented and amended being hereinafter referred to as the "Indenture"), between the Company and Wachovia Bank, National Association, as trustee (the "Trustee") . Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the 8 3/8% Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The 8 3/8% Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this 8 3/8% Note and the terms of the Indenture, the terms of the Indenture shall control.

         The 8 3/8% Notes are senior subordinated obligations of the Company and the aggregate principal amount of the 8 3/8% Notes which may be issued, executed, authenticated, delivered and outstanding is unlimited (subject to Section 1 of the First Supplemental Indenture). The Company may, subject to
Section 1010 of the Indenture, issue Additional 8 3/8% Notes under the Indenture in either a limited or an unlimited aggregate principal amount. This 8 3/8% Note is one of the Original 8 3/8% Notes referred to in the Indenture issued in an aggregate principal amount of $250,000,000. The Additional 8 3/8% Notes may be issued as part of the same or a different series of Securities as the Original
8 3/8% Notes, but all such 8 3/8% Notes shall be treated as a single class under the Indenture.

         2. Principal and Interest.

         The Company will pay the principal of this 8 3/8% Note on August 15, 2012.

         The Company promises to pay interest on the principal amount of this 8 3/8% Note on each February 15 and August 15 (each an "Interest Payment Date"), as set forth below, at the rate per annum shown above.

         Interest will be payable semiannually (to the holders of record of the 8 3/8% Notes at the close of business on the February 1 or August 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing February 15, 2003.

         Interest on the 8 3/8% Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 13, 2002, provided that, if there is no existing Default in the payment of interest and this 8 3/8% Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         The Company shall pay interest on overdue principal at the rate borne by the 8 3/8% Notes plus 1% per annum, and it shall pay interest on overdue installments of interest, to the extent lawful, at the rate borne by the 8 3/8% Notes.

         3. Method of Payment.

         The Company will pay interest (except Defaulted Interest) on the principal amount of the 8 3/8% Notes as provided above on each Interest Payment Date to the persons who are Holders (as reflected in the Security Register at the close of business on the February 1 and August 1 immediately preceding the relevant Interest Payment Date), in each case, even if the 8 3/8% Note is canceled on registration of transfer, registration of exchange, redemption or repurchase after such record date and on or before the Interest Payment Date, provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this 8 3/8% Note to a Paying Agent on or after its Maturity.

         The Company will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company, at its option, may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). Payments in respect of 8 3/8% Notes represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

         4. Paying Agent and Security Registrar.

         Initially, the Trustee will act as Paying Agent and Security Registrar in relation to the 8 3/8% Notes. The Company may change any authenticating agent, paying agent or Registrar without notice.

         5. Optional and Mandatory Redemption.

         The 8 3/8% Notes are subject to both optional and mandatory redemption, either as a whole or in some cases in part, at the times, under the circumstances, upon the giving of prior notices to Holders and at the Redemption Prices described in Article Eleven of the Indenture.

         6. Escrow.

         The underwriters of the Original 8 3/8% Notes have deposited the net proceeds of the offering thereof with the Escrow Agent on the Issue Date. The Escrow Agent will hold such funds pursuant to the Escrow Agreement, and, subject to the conditions set forth in the Escrow Agreement, it will either disburse such funds to the Company or disburse them to the Trustee or the Paying Agent for application to the mandatory redemption of the Original 8 3/8% Notes following the Special Mandatory Redemption Trigger.

         7. Subordination.

         The 8 3/8% Notes are subordinated to Senior Indebtedness of the Company. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the 8 3/8% Notes may be paid. The Company and each Holder by accepting a 8 3/8% Note agrees to the subordination provisions contained in the Indenture and authorize the Trustee to give it effect and appoint the Trustee as attorney-in-fact for such purpose.

         8. Repurchase upon a Change of Control.

         Upon the occurrence of a Change of Control, each Holder of 8 3/8% Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 in principal amount or an integral multiple thereof) of such Holder's 8 3/8% Notes pursuant to the Change of Control Offer as provided in, and subject to the terms of, the Indenture at a purchase price in cash equal to 101% of the principal amount of the 8 3/8% Notes repurchased, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

         9. Denominations; Transfer; Exchange.

         The 8 3/8% Notes are in registered form without coupons in denominations of $1,000 of principal amount and multiples of $1,000 in excess thereof. A Holder may register the transfer of or exchange 8 3/8% Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges imposed on the transaction. The Security Registrar need not register the transfer of or exchange any 8 3/8% Notes selected or called for redemption (except in the case of a 8 3/8% Note redeemed in part, the portion of the 8 3/8% Note not to be redeemed). Also, it need not register the transfer or exchange of any 8 3/8% Notes for a period of

15 days before the day of the mailing of a notice of redemption of 8 3/8% Notes selected for redemption.

         10. Persons Deemed Owners.

         A Holder shall be treated as the owner of a 8 3/8% Note for all purposes.

         11. Unclaimed Money.

         If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request, unless an abandoned property law provides otherwise. After that, Holders entitled to the money must look to the Company for payment, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

         12. Discharge Prior to Redemption or Maturity.

         Subject to certain conditions, if the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the 8 3/8% Notes to redemption or Stated Maturity, as applicable, the Company and the Subsidiary Guarantors, if any, may terminate some of or all of their obligations under the Indenture and the 8 3/8% Notes, all as provided in Articles Four and Thirteen of the Indenture.

         13. Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture or the 8 3/8% Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the 8 3/8% Notes then Outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the 8 3/8% Notes then Outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the 8 3/8% Notes to, among other things, cure any ambiguity, defect or inconsistency and make any other change that does not adversely affect the interests of any Holder in any material respect.

         14. Restrictive Covenants.

         The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, use the proceeds from Asset Dispositions, suffer to exist restrictions on the ability of Restricted Subsidiaries to make certain payments to the Company, engage in transactions with Affiliates, suffer to exist or incur Liens, Incur layered Indebtedness or merge, consolidate or transfer substantially all of their assets. The Company is also required to cause each of its Restricted Subsidiaries that Guarantees or secures other Indebtedness of the Company to, at the same time, Guarantee payment of the 8 3/8% Notes on the terms provided in Article Fifteen of the Indenture. Within 120 days after the end of each fiscal year, the Company shall deliver to the Trustee an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under such restrictive covenants.

         15. Successor Persons.

         Subject to certain exceptions, when a successor Person assumes all the obligations of its predecessor under the 8 3/8% Notes and the Indenture, the predecessor Person will be released from those obligations.

         16. Defaults and Remedies.

         The following are summaries of Events of Default under the Indenture with respect to the 8 3/8% Notes:

                  (a) failure to pay any interest on the 8 3/8% Notes when due, continued for 30 days;

                  (b) failure to pay principal of (or premium, if any, on) the 8 3/8% Notes when due;

                  (c) failure to comply with Article Eight of the Indenture;

                  (d) failure to perform any other covenant of the Company or any Subsidiary Guarantor in the Indenture, continued for 90 days after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding 8 3/8% Notes;

                  (e) a default by the Company or any Restricted Subsidiary under any Indebtedness in an aggregate principal amount greater than $10.0 million (other than Non-recourse Purchase Money Indebtedness) that results in acceleration of the maturity of such Indebtedness, or failure to pay any such Indebtedness at maturity within any applicable grace period, if such Indebtedness is not repaid or such acceleration is not rescinded within 10 days beyond the applicable grace period or the acceleration as provided in the Indenture;

                  (f) one or more judgments or decrees by a court of competent jurisdiction are entered against the Company, a Subsidiary Guarantor or any Significant Subsidiary in an uninsured or unindemnified aggregate amount outstanding at any time in excess of $10.0 million and such judgments or decrees are not discharged, waived, stayed, satisfied or bonded for a period of 60 consecutive days;

                  (g) certain events of bankruptcy, insolvency or reorganization with respect to the Company, a Subsidiary Guarantor or any Significant Subsidiary; or

                  (h) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) for five days after notice as provided in the Indenture or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

         The Indenture provides that if an Event of Default (other than an Event of Default described in clause (g) above) with respect to the 8 3/8% Notes at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding 8 3/8% Notes by notice as provided in the Indenture may declare the principal amount of the 8 3/8% Notes, together with accrued and unpaid interest thereon, to be due and payable immediately. If an Event of Default described in clause (g) above with respect to the 8 3/8% Notes at the time Outstanding shall occur, the principal amount of all the 8 3/8% Notes, together with accrued and unpaid interest thereon, will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of at least a majority in aggregate principal amount of the Outstanding 8 3/8% Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture.

         17. Trustee Dealings with the Company or the Guarantors.

         The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Subsidiary Guarantors, if any, or the Company or their Affiliates and may otherwise deal with the Subsidiary Guarantors, if any, or the Company or their Affiliates as if it were not the Trustee.

         18. No Recourse Against Others.

         No incorporator or any past, present or future partner, stockholder, other equity holder, officer, director, employee or controlling Person as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the 8 3/8% Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a 8 3/8% Note expressly waives and releases all such liability. The waiver and release are a condition of, and part of the consideration for the issuance of the 8 3/8% Notes.

         19. Authentication.

         This 8 3/8% Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this 8 3/8% Note.

         20. Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

         21. Governing Law.

         THIS 8 3/8% NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         22. CUSIP Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the 8 3/8% Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the 8 3/8% Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and of the Escrow Agreement. Requests may be made to Newfield Exploration Company, 363 N. Sam Houston Parkway E., Suite 2020, Houston, Texas 77060, Attention: Chief Financial Officer.

                                 ASSIGNMENT FORM


To assign this 8 3/8% Note, fill in the form below:

I or we assign and transfer this 8 3/8% Note to ________________________________

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ________________________________ agent to transfer this 8 3/8% Note on the books of the Company. The agent may substitute another to act for him.



Date:
      ------------------------------

Your Signature:
               -----------------------------------------------------------------
                (Sign exactly as your name appears on the other side of this
                                      8 3/8% Note)

Signature Guarantee:
                    ------------------------------------------------------------
                     (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, SEMP, or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you wish to have this 8 3/8% Note purchased by the Company pursuant to Section 1014 (Asset Disposition) or Section 1016 (Change of Control) of the Indenture, check the Box:

         [ ]   Section 1014                                [ ]    Section 1016

         If you wish to have a portion of this 8 3/8% Note purchased by the Company pursuant to Section 1014 or Section 1016 of the Indenture, state the amount:

$
 ----------------

Date:
     ------------------------------

Your Signature:
               -----------------------------------------------------------------
                (Sign exactly as your name appears on the other side of this
                                      8 3/8% Note)

Signature Guarantee:
                    ------------------------------------------------------------
                     (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, SEMP, or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                       EXHIBIT B

                         FORM OF SUPPLEMENTAL INDENTURE

         THIS SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of _______________, ____, among [GUARANTOR] (the "New Subsidiary Guarantor"), a subsidiary of Newfield Exploration Company (or its successor), a Delaware corporation (the "Company"), NEWFIELD EXPLORATION COMPANY [, on behalf of itself and the Subsidiary Guarantors (the "Existing Subsidiary Guarantors") under the indenture referred to below,] and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the "Trustee"),

                                   WITNESSETH:

         WHEREAS the Company [and the Existing Subsidiary Guarantors] has heretofore executed and delivered to the Trustee an Indenture dated as of December 10, 2001 (such Indenture, as amended or supplemented to date, including by the First Supplemental Indenture dated as of August 13, 2002, between the Company and the Trustee, is hereinafter called the "Indenture"), providing for the initial issuance of an aggregate principal amount of $250,000,000 of 8 3/8% Senior Subordinated Notes due 2012 (the "Securities");

         WHEREAS Section 1017 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally Guarantee all the Company's obligations under the Securities pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein; and

         WHEREAS pursuant to Section 901 of the Indenture, the Trustee, the Company [and the Existing Subsidiary Guarantors] are authorized to execute and deliver this Supplemental Indenture;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, [the Existing Subsidiary Guarantors] and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

         1. Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to unconditionally Guarantee the Company's obligations under the Securities on the terms and subject to the conditions set forth in Article Fifteen of the Indenture and to be bound by all other applicable provisions of the Indenture.

         2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

         3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

[NEW SUBSIDIARY GUARANTOR],

By:
   -----------------------------------------
Name:
Title:

NEWFIELD EXPLORATION COMPANY, [on behalf of itself and the Existing Subsidiary Guarantors,]

By:
   -----------------------------------------
Name:
Title:


WACHOVIA BANK, NATIONAL ASSOCIATION,
         As Trustee,

By:
   -----------------------------------------
Name:
Title:



                                       B-2